EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF DOT VN, INC.

In connection with the accompanying Quarterly Report on Form 10-Q/A of Dot VN, Inc. for the quarter ended July 31, 2011, the undersigned, Dr. Lee Johnson, President of Dot VN, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q/A for the quarter ended July 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
the information contained in such Quarterly Report on Form 10-Q/A for the quarter ended July 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Dot VN, Inc.

Date: October 7, 2011	By:	/s/ Dr. Lee Johnson
Dr. Lee Johnson
President, Chief Financial Officer and Chief Technical Officer (and principal financial and accounting officer)